UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2018
ALEXION PHARMACEUTICALS, INC.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
------------------	------------------	---------------
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
---------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Alexion Pharmaceuticals, Inc. held its Annual Meeting of Shareholders on May 8, 2018 in Boston, Massachusetts. The results of the matters voted on by the shareholders are set forth below.

1.    The election of directors:

	Votes For	Withheld	Broker Non-Votes

Felix Baker	189,600,392	1,630,682	6,988,210
David R. Brennan	190,013,667	1,217,407	6,988,210
Christopher J. Coughlin	189,146,606	2,084,468	6,988,210
Deborah Dunsire	190,447,762	783,312	6,988,210
Paul A. Friedman	168,621,205	22,609,869	6,988,210
Ludwig N. Hantson	190,228,807	1,002,267	6,988,210
John T. Mollen	188,143,899	3,087,175	6,988,210
Francois Nader	190,443,754	787,320	6,988,210
Judith A. Reinsdorf	190,444,008	787,066	6,988,210
Andreas Rummelt	188,263,478	2,967,596	6,988,210

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm:

Votes For	Votes Against	Abstentions
195,946,869	2,023,270	249,145

4.	The non-binding advisory vote to approve the compensation paid to Alexion’s named executive officers as described in Alexion’s 2018 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
150,170,969	40,710,392	349,713	6,988,210

5.	Shareholder proposal requiring an independent Chairman of the Board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,052,648	128,815,904	362,522	6,988,210

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Senior Vice President of Law and Corporate Secretary